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                    LICENSE RIGHT OF FIRST REFUSAL AGREEMENT

                  This LICENSE RIGHT OF FIRST REFUSAL AGREEMENT (this "Agreement") is entered into as of the 3rd day of June, 1999, by and between Venturi Technologies, Inc., a Nevada corporation ("Venturi"), and Greenwich , A.G., a German company ("Greenwich"). Venturi and Greenwich are sometimes collectively referred to as the "Parties."

                                    RECITALS

         WHEREAS, Venturi has developed and is utilizing in certain areas of the United States a proprietary method of cleaning carpets known as the VenturiCleanSM System;

         WHEREAS, Concurrently with the execution of this Agreement, the Parties have entered into a Securities Purchase Agreement pursuant to which Greenwich is purchasing 1,600,000 shares of Venturi Common Stock for $2,000,000;

         WHEREAS, as partial consideration for the purchase of Common Stock by Greenwich, Venturi has agreed to grant to Greenwich a right of first refusal as to any license or franchise rights relating to the VenturiCleanSM System in the European countries of Germany, Austria, Switzerland, the Czech Republic, Belgium, the Netherlands and Luxembourg (the "Selected European Nations");

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Parties agree as follows:

         1.       RIGHT OF FIRST REFUSAL.

                  (a) If, during the term hereof, Venturi receives a bona fide offer in writing (the "Offer") from any third party ("Third Party") to acquire any license or franchise rights utilizing the VenturiCleanSM System anywhere within the Selected European Nations (the "Rights"), and if Venturi desires to accept the Offer, Venturi shall give prompt written notice ("Notice") of the desire to accept the Offer to Greenwich together with a copy of the Offer. The Notice shall constitute an irrevocable offer by Venturi to sell any or all of the Rights to Greenwich at the price and on the terms and conditions set forth in the Offer for a period of thirty (30) days.

                  (b) Greenwich shall have the right, but not the obligation, within thirty (30) days after the date of the Notice, to acquire all or part of the Rights by providing notice of that election to Venturi. Any such acquisition of Rights by Greenwich shall be at a price and on terms and conditions no less favorable to Venturi than those set forth in the Offer. If all or any part of the Rights are not acquired by Greenwich, the portion of such Rights not acquired may be sold or transferred to the Third Party at the price and on the same terms and conditions as provided for in the Offer.


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                  (c)      If the Rights are not purchased by the Third Party
within one hundred twenty (120) days from the date of receipt of the Offer by Venturi, the Offer shall be deemed to have expired and the Rights must be re-offered to Greenwich pursuant to the procedures in this Section 1 if Venturi then wishes to accept the Offer.

                  (d) Any transfer or purported transfer of the Rights or any interest therein shall be null and void unless the terms and conditions of this Agreement are strictly observed and followed, or such terms and conditions are waived by Greenwich.

         2. TERM AND TERMINATION. This Agreement will commence on the date hereof and remain in effect for a period of ten (10) years. If either party breaches a material provision of this Agreement, the other party may terminate this Agreement upon thirty (30) days notice, unless the breach is cured within the thirty (30) day notice period.

         3. REPRESENTATIONS AND WARRANTIES. Venturi represents and warrants to Greenwich as follows with respect to the Rights:

         (a) LEGAL AUTHORITY. Venturi is a corporation organized and in good standing under the laws of the State of Nevada, and has full authority to offer or sell the Rights and to enter into this Agreement, and Venturi has not made, and will not make, any commitments to others inconsistent with or in derogation of this Agreement.

         (b) AUTHORIZATION AND APPROVAL OF AGREEMENT. All actions required to be taken by Venturi relating to the signing of this Agreement have been taken prior to the date hereof.

         (c) EXECUTION AND PERFORMANCE OF AGREEMENT. The performance of this Agreement by Venturi will not result in a default of any Agreement to which Venturi is a party.

         (d) LITIGATION. There is no claim, order, investigation or other proceeding, against Venturi relating to the transactions contemplated by this Agreement and Venturi does not know or have any reason to be aware of any basis for the same.


         3. NOTICES. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, addressed to the parties as follows:

If to Venturi:             Venturi Technologies, Inc.
                           1327 North State
                           Orem, Utah 84057
                           Attention: Gaylord Karren, CEO
                           Telephone: (801) 235-9552
                           Telecopier: (801) 235-1731

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with a copy to:            Randy K. Johnson, Esq.
                           Mackey, Price & Williams
                           170 S. Main Street
                           Suite 900
                           Salt Lake City, Utah 84101-1655
                           Telephone: (801) 575-5000
                           Telecopier: (801) 575-5006

If to Greenwich:           Greenwich, AG
                           Neuer Wall 32
                           20354 Hamburg, Germany
                           Attention: Dr. Rainer Bischoff
                           Telephone: 011-49-40-37-50-23-30
                           Telecopier: 011-49-40-37-50-23-32

with a copy to:            I. Bobby Majumder, Esq.
                           Gardere & Wynne L.L.P.
                           3000 Thanksgiving Tower
                           1601 Elm Street
                           Dallas, Texas 75201-4761
                           Telephone: (214) 999-3000
                           Telecopier: (214) 999-4667

         4.       MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

         (b) NO WAIVER. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of default of the same of similar nature.

         (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and permitted assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns. Neither party may assign any interest in this Agreement without the prior written consent of the other.

         (d) PARAGRAPH HEADINGS. The paragraph headings contain herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

         (e) FURTHER ASSURANCES. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

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         (f)      COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

         (g) GOVERNING LAW. This Agreement and all amendments hereto shall be governed by and construed in accordance with law of the State of Utah applicable to contracts made and to be performed therein.

         (h) INTERPRETATION. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       VENTURI:
                                       VENTURI TECHNOLOGIES, INC.



                                       By: /s/ GAYLORD KARREN
                                          -------------------------------------

                                       Its: CEO
                                           ------------------------------------



                                       GREENWICH:
                                       GREENWICH, A.G.



                                       By: /s/ DANIEL DORNIER
                                          -------------------------------------
                                             DANIEL DORNIER,
                                                Chief Executive Officer